UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4,1996


                            DYNAMIC ASSOCIATES, INC.
             (Exact name of registrant as specified in its charter)


      NEVADA                      33-55254-03                    87-0473323
- ----------------------------    ----------------          ----------------------
(State or other jurisdiction    (Commission File              (IRS Employer
     of incorporation)                Number)             Identification Number)

7373 North Scottsdale Road, Suite B-150
      Scottsdale, Arizona                                        85253
- ----------------------------------------                      ----------
(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code: (602) 483-8700

Item 2.       Acquisition or Disposition of Assets

     Effective May 4, 1996, the Registrant purchased 50% of the outstanding stock of P&H Laboratories, Inc. ("P&H") a private California corporation, for $1,000,000 cash. P&H will become a 50% owned subsidiary of the Company. The Company has an option which expires in May of 1998 to purchase the remaining 50% of P&H stock for $1,000,000.

     P&H is a state-of-the-art microwave component designer and manufacturer. Devices produced at P&H are currently being used on most NASA and military satellites as well as communications satellites throughout the world.

     The purchase price was determined in arms-length negotiations between the buyer and sellers.

     One of the Directors of P&H, Ed Kaftal, is an officer of the Company's subsidiary, Microwave Medical Corp. The Company sold Regulation S stock to raise the $1,000,000 necessary to complete the transaction.

Item 7.       Financial Statements and Exhibits

     The required financial statements of P&H will be filed under cover of Form 8-K/A within the required time period as will the following exhibits:

         a.   Share purchase agreement with P&H dated February 28, 1996
         b.   Memorandum of Agreement dated April 23, 1996 finalized May
              4, 1996.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Dynamic Associates, Inc.



Date:   May 14, 1996                     /S/ Logan B. Anderson
                                         Logan B. Anderson, Secretary/Treasurer